US-DOCS\51573375.10 SPIRIT REALTY, L.P., SPIRIT REALTY CAPITAL, INC., AS GUARANTOR, AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FIRST SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 18, 2016 TO INDENTURE DATED AUGUST 18, 2016 $300,000,000 OF 4.450% NOTES DUE 2026

TABLE OF CONTENTS

Page

ARTICLE I RELATION TO BASE INDENTURE; DEFINITIONS 1

Section 1.1 Relation to Base Indenture. 1
Section 1.2 Definitions. 1

ARTICLE II TERMS OF THE SECURITIES 8

Section 2.1 Title of the Securities. 8
Section 2.2 Price. 8
Section 2.3 Limitation on Initial Aggregate Principal Amount; Further Issuances. 8
Section 2.4 Interest and Interest Rates; Stated Maturity of Notes 8
Section 2.5 Method of Payment. 8
Section 2.6 Currency. 9
Section 2.7 Additional Notes. 9
Section 2.8 Redemption. 9
Section 2.9 No Sinking Fund. 9
Section 2.10 Registrar and Paying Agent. 9

ARTICLE III FORM OF THE SECURITIES 10

Section 3.1 Global Form. 10
Section 3.2 Transfer and Exchange. 10

ARTICLE IV REDEMPTION OF NOTES 20

Section 4.1 Optional Redemption of Notes 20
Section 4.2 Notice of Optional Redemption, Selection of Notes. 20
Section 4.3 Payment of Notes Called for Redemption by the Company. 21

ARTICLE V GUARANTEE 21

Section 5.1 Note Guarantee 21
Section 5.2 Execution and Delivery of Note Guarantee. 22
Section 5.3 Limitation of Guarantor's Liability. 22
Section 5.4 Application of Certain Terms and Provisions to the Guarantor. 22

ARTICLE VI ADDITIONAL COVENANTS 23

Section 6.1 Limitations on Incurrence of Debt. 23
Section 6.2 Existence. 24
Section 6.3 Merger, Consolidation or Sale. 25
Section 6.4 Payment of Taxes and Other Claims. 25
Section 6.5 Provision of Financial Information. 25
Section 6.6 Maintenance of Properties 26
Section 6.7 Insurance. 26

ARTICLE VII DEFAULTS AND REMEDIES 26

Section 7.1 Events of Default 26
Section 7.2 Acceleration of Maturity; Rescission and Annulment. 27

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ARTICLE VIII AMENDMENTS AND WAIVERS....28

Section 8.1 Without Consent of Holders.... 28
Section 8.2 With Consent of Holders.... 29

ARTICLE IX MEETINGS OF HOLDERS OF NOTES....30

Section 9.1 Purposes for Which Meetings May Be Called.... 30
Section 9.2 Call, Notice and Place of Meetings.... 30
Section 9.3 Persons Entitled to Vote at Meetings.... 30
Section 9.4 Quorum; Action.... 30
Section 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.... 31
Section 9.6 Counting Votes and Recording Action of Meetings.... 31

ARTICLE X MISCELLANEOUS PROVISIONS....32

Section 10.1 Evidence of Compliance with Conditions Precedent, Certificates to Trustee.... 32
Section 10.2 No Recourse Against Others.... 32
Section 10.3 Trust Indenture Act Controls.... 32
Section 10.4 Governing Law.... 32
Section 10.5 Counterparts.... 32
Section 10.6 Successors.... 33
Section 10.7 Severability.... 33
Section 10.8 Table of Contents, Headings, Etc.... 33
Section 10.9 Ratifications.... 33
Section 10.10 Effectiveness.... 33
Section 10.11 The Trustee.... 33

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1 US-DOCS\51573375.10 THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is entered into as of August 18, 2016 among Spirit Realty, L.P., a Delaware limited partnership (the “Company”), Spirit Realty Capital, Inc., a Maryland corporation, as guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”). WITNESSETH: WHEREAS, the Company has delivered to the Trustee an Indenture, dated as of August 18, 2016 (the “Base Indenture”), providing for the issuance by the Company from time to time of Securities in one or more Series; WHEREAS, Section 2.2 of the Base Indenture provides for various matters with respect to any Series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture; WHEREAS, each of the Company and the Guarantor desires to execute this First Supplemental Indenture to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 4.450% Notes due 2026 (the “Notes”), in an initial aggregate principal amount of $300,000,000; WHEREAS, the board of managers of the General Partner (as defined below) and the board of directors of the Guarantor have each duly adopted resolutions authorizing the Company and the Guarantor, respectively, to execute and deliver this First Supplemental Indenture; and WHEREAS, all of the other conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled. THEREFORE, for and in consideration of the premises and the purchase of the Series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such Series, as follows: ARTICLE I RELATION TO BASE INDENTURE; DEFINITIONS Section 1.1 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Section 1.2 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires: (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture; and (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document. “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

2 US-DOCS\51573375.10 “Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary. “Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Sections 2.3, 2.7 and 6.1 hereof, as part of the same series as the Initial Notes. “Annual Service Charge” for any period means, without duplication, the maximum amount that is payable for interest expense on, and original issue discount of, the Guarantor’s and its Subsidiaries’ Debt in such period. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. “Authentication Order” means a Company Order to the Trustee to authenticate and deliver the Notes, signed by an Officer of the General Partner. “Bankruptcy Law” shall have the meaning ascribed thereto in Section 7.1. “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement. “Business Day” means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed. “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, outstanding as of any date, including all options, warrants or other rights issued by such Person to purchase Capital Stock of such Person. “Clearstream” means Clearstream Banking, Société Anonyme. “Company Order” means a written order signed in the name of the Company by an Officer of the General Partner. “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we obtain fewer than six such Reference Treasury Dealer Quotations, the average of all such quotations. “Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Guarantor and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (a) interest expense on Debt of the Guarantor and its Subsidiaries; (b) provision for taxes of the Guarantor and its Subsidiaries based on income; (c) amortization of debt discount, premium and deferred financing costs; (d) provisions for unrealized gains and losses, depreciation and amortization and the effect of any other non-cash items; (e) extraordinary, non-recurring and other unusual items (including, without limitation, any

3 US-DOCS\51573375.10 costs and fees incurred in connection with any debt financing or amendments thereto, or any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)); (f) gains and losses resulting from the extinguishment of debt; (g) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period; and (h) amortization of deferred charges. “Debt” of the Guarantor or any of its Subsidiaries means any indebtedness of the Guarantor or any of its Subsidiaries, excluding any accrued expense or trade payable, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries, (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement, or (d) any lease of property by the Guarantor or any of its Subsidiaries as lessee that is reflected on the Guarantor’s consolidated balance sheet and classified as a finance lease in accordance with GAAP, and to the extent, in the case of items of indebtedness under clauses (a) and (c) of this definition, that any such items (other than letters of credit) would appear as a liability on the Guarantor’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Guarantor or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Guarantor or any of its Subsidiaries); provided, however, that the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Guarantor or any of its Subsidiaries until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Guarantor or any of its Subsidiaries. “Defaulted Interest” shall have the meaning ascribed thereto in Section 2.5. “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. “Depositary” means, with respect to the Notes, the Depositary Trust Company and any successor thereto. “Earnings from Operations” for any period means net income excluding gains and losses on sales of investments, net, as reflected in the financial statements of the Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. “Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any of its Subsidiaries securing indebtedness for borrowed money, other than a Permitted Encumbrance. “Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system. “Event of Default” shall have the meaning ascribed thereto in Section 7.1.

4 US-DOCS\51573375.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Notes” means the notes issued in the Exchange Offer pursuant to Section 3.2(f). “Exchange Offer” has the meaning set forth in the Registration Rights Agreement. “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement. “GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time. “General Partner” means Spirit General OP Holdings, LLC, a Delaware limited liability company and the sole general partner of the Company. “Global Note Legend” means the legend set forth in Section 3.2(g)(2), which is required to be placed on all Global Notes issued under the Indenture. “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the Indenture. “Holders” shall have the meaning ascribed thereto in Section 2.4. “Indenture” means the Base Indenture, as supplemented by this First Supplemental Indenture, and as further supplemented, amended or restated. “Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time. “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant. “Initial Notes” means the first $300,000,000 aggregate principal amount of Notes issued under this First Supplemental Indenture on the date hereof. “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement. “Interest Payment Date” shall have the meaning ascribed thereto in Section 2.4. “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer. “Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement. “Make-Whole Premium” means, with respect to any Note redeemed before June 15, 2026, the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) that would be due if the Notes matured on June 15, 2026, determined by discounting to the Redemption Date, on a semiannual basis, such principal and interest at the Treasury Rate plus 45 basis points; over (b) the principal amount of such Notes. “Non-Recourse Debt” means Debt of a joint venture or Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of the joint venture or Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with

5 US-DOCS\51573375.10 respect to the joint venture or Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided further that, if any such Debt is partially recourse to the Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.” “Non-U.S. Person” means a Person who is not a U.S. Person. “Note Guarantee” means the Guarantee by the Guarantor of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of this First Supplemental Indenture. “Notes” has the meaning assigned to it in the preamble to the Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. “Officer” means the Chief Executive Officer, President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the General Partner or the Guarantor, as applicable. “Officer’s Certificate” means a certificate signed by any Officer of the General Partner on behalf of the Company or the Guarantor, as applicable. “Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Guarantor. “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to the Depositary Trust Company, shall include Euroclear and Clearstream). “Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances. “Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower) under such Non-Recourse Debt in the ordinary course of business of the Guarantor or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of a joint venture or Subsidiary of the Company (or an entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to Guarantor or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability). “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. “Primary Treasury Dealer” shall have the meaning ascribed thereto in the definition of “Reference Treasury Dealer.” “Private Placement Legend” means the legend set forth in Section 3.2(g)(1) to be placed on all Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Record Date” shall have the meaning ascribed thereto in Section 2.4.

6 US-DOCS\51573375.10 “Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1, the date fixed for such redemption in accordance with the provisions of Section 4.1. “Redemption Price” shall have the meaning ascribed thereto in Section 4.1. “Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Wells Fargo Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and their successors, and three other firms that are primary U.S. government securities dealers (each, a “Primary Treasury Dealer”) which we specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date. “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 or Rule 904 of Regulation S. “Remaining Life” shall have the meaning ascribed thereto in the definition of “Comparable Treasury Issue.” “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend. “Restricted Global Note” means a Global Note bearing the Private Placement Legend. “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S. “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time. “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time. “Rule 903” means Rule 903 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time. “Rule 904” means Rule 904 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time. “Significant Subsidiary” shall have the meaning ascribed thereto in Section 7.1. “Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture,

7 US-DOCS\51573375.10 limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency. “Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of the Guarantor’s and its Subsidiaries’ other assets, but excluding accounts receivable and non-real estate intangibles, determined in accordance with GAAP. “Total Unencumbered Assets” means the sum of the Guarantor’s and its Subsidiaries’ Undepreciated Real Estate Assets and the value determined in accordance with GAAP of all of the Guarantor’s and its Subsidiaries’ other assets, other than accounts receivable and non-real estate intangibles, in each case not subject to an Encumbrance; provided, however, that “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities. “Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. In the case of a satisfaction and discharge, such rates shall be determined as of the date of the deposit with the Trustee. “Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Guarantor and its Subsidiaries on such date, before depreciation and amortization charges determined on a consolidated basis in accordance with GAAP. “Uniform Fraudulent Conveyance Act” means any applicable federal, provincial or state fraudulent conveyance legislation and any successor legislation. “Uniform Fraudulent Transfer Act” means any applicable federal, provincial or state fraudulent transfer legislation and any successor legislation. “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend. “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “Unsecured Debt” means Debt of the types described in clauses (a) and (c) of the definition

8 US-DOCS\51573375.10 thereof that is not secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any of the properties of the Guarantor or any of its Subsidiaries. ARTICLE II TERMS OF THE SECURITIES Section 2.1 Title of the Securities. There shall be a Series of Securities designated the “4.450% Notes due 2026.” Section 2.2 Price. The Initial Notes shall be issued at a public offering price of 99.378% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes. Section 2.3 Limitation on Initial Aggregate Principal Amount; Further Issuances. The aggregate principal amount of the Notes initially shall be limited to $300,000,000. The Company may, without notice to or consent of the Holders, issue Additional Notes from time to time in the future in an unlimited principal amount, subject to compliance with the terms of the Indenture. Nothing contained in this Section 2.3 or elsewhere in this First Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.7, 2.8, 2.11, 3.6 or 9.6 of the Base Indenture. Section 2.4 Interest and Interest Rates; Stated Maturity of Notes. (i) The Notes shall bear interest at the rate of 4.450% per year. Interest on the Notes will accrue from August 18, 2016 and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2017 (each such date being an “Interest Payment Date”), to the persons (the “Holders”) in whose names the Notes are registered in the security register on the preceding March 1 or September 1, whether or not a Business Day, as the case may be (each such date being a “Record Date”). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. (ii) If any Interest Payment Date, Stated Maturity or Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, until the next Business Day. (iii) The Stated Maturity of the Notes shall be September 15, 2026. Section 2.5 Method of Payment. Principal, premium, if any, and interest shall be payable at the corporate trust office of the Trustee, initially located at 100 Wall Street, 16th Floor, New York, New York 10005. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the person entitled thereto; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company (with a copy to the Trustee) that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any March 15 or September 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below: (i) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on a special record date

9 US-DOCS\51573375.10 for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent to each Holder at its address as it appears in the register, not less than 10 calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.5. (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Section 2.6 Currency. Principal and interest on the Notes shall be payable in U.S. Dollars. Section 2.7 Additional Notes. The Company will be entitled, upon delivery of an Officer’s Certificate, Opinion of Counsel and Authentication Order, subject to its compliance with Section 6.1, to issue Additional Notes under the Indenture that will have identical terms to the Initial Notes issued on the date of the Indenture other than with respect to the date of issuance and issue price. With respect to any Additional Notes, the Company will set forth in a resolution of the board of managers of the General Partner acting on behalf of the Company and an Officer’s Certificate, a copy of each of which will be delivered to the Trustee, the following information: (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and (ii) the issue price, the issue date and the CUSIP number of such Additional Notes. Section 2.8 Redemption. The Notes may be redeemed at the option of the Company prior to the Stated Maturity as provided in Article IV. Section 2.9 No Sinking Fund. The provisions of Article XI of the Base Indenture shall not be applicable to the Notes. Section 2.10 Registrar and Paying Agent. The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

10 US-DOCS\51573375.10 ARTICLE III FORM OF THE SECURITIES Section 3.1 Global Form. The Notes shall initially be issued in the form of one or more permanent Global Notes. The Notes shall not be issuable in definitive form except as provided in Section 3.2(a) of this First Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A hereto. The Company shall execute and the Trustee shall, in accordance with Section 2.3 of the Base Indenture, authenticate and hold each Global Note as custodian for the Depositary. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar or the custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Section 3.2 Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if: (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) upon request from the Depositary if there has occurred and is continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.2 or Section 2.8 and 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.2(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.2(b), (c) or (f). (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

11 US-DOCS\51573375.10 (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.2(b)(1). (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.2(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: both: (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or both: (C) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (D) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (b)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 3.2(f), the requirements of this Section 3.2(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this First Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.2(h). (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.2(b)(2) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

12 US-DOCS\51573375.10 (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.2(b)(2) above and: (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company; (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or the Registrar receives the following: (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(a) thereof; or (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Officer’s Certificate and an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above, interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note. (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation; (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof; (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

13 US-DOCS\51573375.10 (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.2(h), and the Company shall execute and, upon the receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.2(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.2(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if: (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company; (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following: (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(b) thereof; or (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; , in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an

14 US-DOCS\51573375.10 Officer’s Certificate and an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.2(b)(2), the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 3.2(h) hereof, and the Company will execute and, upon the receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(c)(3) will not bear the Private Placement Legend. (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note.

15 US-DOCS\51573375.10 (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if; (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company; (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following: (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (l)(c) thereof; or (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; , in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. satisfaction of the conditions of any of the subparagraphs in this Section 3.2(d)(2), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes, any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 3.2, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred. (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.2(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications,

16 US-DOCS\51573375.10 documents and information, as applicable, required pursuant to the following provisions of this Section 3.2(e). (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following: (2) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (3) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (4) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto. (5) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if: (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company; (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or (D) the Registrar receives the following: (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (l)(d) thereof; or (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; , in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (6) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate;

17 US-DOCS\51573375.10 (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company. Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture. (1) Private Placement Legend. Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form: “THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144

18 US-DOCS\51573375.10 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.” Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 3.2 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. The Company may also provide a certificate to the Trustee instructing the Trustee that the Private Placement Legend no longer applies or issue one or more new Notes to the Trustee in replacement for all or part of the Notes with the Private Placement Legend. (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF SPIRIT REALTY, L.P. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY

19 US-DOCS\51573375.10 PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. (i) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request. (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 9.6 of the Base Indenture and Section 4.3 of this First Supplemental Indenture). (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (5) Neither the Registrar nor the Company will be required: (A) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business fifteen days before any selection of Notes for redemption under Article IV and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date. (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose

20 US-DOCS\51573375.10 name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.1 hereof. (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.2 to effect a registration of transfer or exchange may be submitted by facsimile. ARTICLE IV REDEMPTION OF NOTES The provisions of Article III of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes. Section 4.1 Optional Redemption of Notes. The Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a redemption price (the “Redemption Price”) calculated by the Company and equal the sum of (1) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, up to, but not including, the Redemption Date plus (2) a Make-Whole Premium; provided that if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption) and the Redemption Price shall not include accrued and unpaid interest up to, but not including, the Redemption Date. Notwithstanding the foregoing, if the Notes are redeemed on or after June 15, 2026, the Redemption Price will not include a Make-Whole Premium. Section 4.2 Notice of Optional Redemption, Selection of Notes. (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 4.1, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed, or sent by electronic transmission, a notice of such redemption not fewer than thirty calendar days but not more than sixty calendar days prior to the Redemption Date to each Holder of Notes to be redeemed at its last address as the same appears on the Register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee, provided further that the text of the notice shall be prepared by the Company. Such mailing shall be by first class mail or by electronic transmission. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or electronic submission or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. (b) Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion thereof will be issued.

21 US-DOCS\51573375.10 (c) On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.2, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.5 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 4.2 in excess of amounts required hereunder to pay the Redemption Price. (d) If less than all of the outstanding Notes are to be redeemed, the Trustee will select, in a manner it deems fair and appropriate, subject to Applicable Procedures, the Notes or portions thereof of the Global Notes or the Notes in certificated form to be redeemed (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof). The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof. Section 4.3 Payment of Notes Called for Redemption by the Company. (a) If notice of redemption has been given as provided in Section 4.2, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Company defaults in the payment of the Redemption Price, (i) interest will cease to accrue on any Notes called for redemption at the Redemption Date, (ii) on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price) such Notes shall cease to be entitled to any benefit or security under the Indenture and (iii) the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date. (b) Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented. ARTICLE V GUARANTEE Section 5.1 Note Guarantee. (a) Subject to this Article 5, the Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (1) the principal of, premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms under the Indenture or the Notes; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

22 US-DOCS\51573375.10 Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. (b) The Guarantor hereby agrees that its obligations under the Indenture and the Notes are full and unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Notes. (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. (d) The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VII, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee. Section 5.2 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 5.01, the Guarantor hereby agrees that this First Supplemental Indenture will be executed on its behalf by one of its Officers. If an Officer whose signature is on this First Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this First Supplemental Indenture on behalf of the Guarantor. Section 5.3 Limitation of Guarantor’s Liability. The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance. Section 5.4 Application of Certain Terms and Provisions to the Guarantor. (a) For purposes of any provision of the Indenture which provides for the delivery by the Guarantor of an Officer’s Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.2 shall apply to the Guarantor as if references therein to the Company or the Guarantor, as applicable, were references to the Guarantor.

23 US-DOCS\51573375.10 (b) Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantor may be given or served as described in Section 10.2 of the Base Indenture as if references therein to the Company were references to the Guarantor. (c) Upon any demand, request or application by the Guarantor to the Trustee to take any action under the Indenture, the Guarantor shall furnish to the Trustee such Officer’s Certificate and Opinion of Counsel as are required in Section 10.1 as if all references therein to the Company were references to the Guarantor. ARTICLE VI ADDITIONAL COVENANTS The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding: Section 6.1 Limitations on Incurrence of Debt. (a) Aggregate Debt Test. The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt on a pro forma basis, the aggregate principal amount of all the Guarantor’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication): (i) the Guarantor’s Total Assets as of the end of the fiscal quarter covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the Trustee) prior to the incurrence of such additional Debt; and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt. (b) Debt Service Test. The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the most recent quarterly period covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the Trustee) prior to such time, annualized (i.e., multiplied by four) prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (i) such Debt and any other Debt incurred by the Guarantor or its Subsidiaries since the first day of such quarterly period and the application of the proceeds therefrom, including to refinance other Debt since the first day of such period, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt (other than Debt repaid or retired with the proceeds of any other Debt, which repayment or retirement shall be calculated pursuant to Section 6.1(b)(i) and not to this Section 6.1(b)(ii)) by the Guarantor or its Subsidiaries since the first day of such quarterly period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred by the Guarantor or any of its Subsidiaries in connection with any acquisition since the first day of such

24 US-DOCS\51573375.10 quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Guarantor or any of its Subsidiaries of any asset or group of assets since the first day of such quarterly period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the calculation described in this Section 6.1 or any other Debt incurred after the first day of the relevant quarterly period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate that would have been in effect during the entire such period had been the applicable rate for the entire such period. (c) Maintenance of Total Unencumbered Assets. The Guarantor and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Guarantor and its Subsidiaries on a consolidated basis. (d) Secured Debt Test. The Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the Guarantor’s property or the property of any of its Subsidiaries, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Guarantor’s outstanding Debt and the outstanding Debt of its Subsidiaries on a consolidated basis for borrowed money that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on the Guarantor’s property or the property of any of its Subsidiaries is greater than 40% of the sum of (without duplication): (i) the Guarantor’s Total Assets as of the end of the fiscal quarter covered in the Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the Trustee) prior to the incurrence of such additional Debt; and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt. For purposes of this Section 6.1, Debt shall be deemed to be “incurred” by the Guarantor or any of its Subsidiaries whenever the Guarantor or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Furthermore, nothing in the covenants described under this Section 6.1 shall prevent the incurrence by the Guarantor or any of its Subsidiaries of Debt between or among the Guarantor or any of its Subsidiaries. Section 6.2 Existence. Except as permitted below, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of the Guarantor and its Subsidiaries; provided, however, that the Guarantor will not be required to preserve any right or franchise if the Guarantor determines that the preservation of the right or franchise is no longer desirable in the conduct of the Guarantor’s business and that the loss of the right or franchise is not disadvantageous in any material respect to the Holders of the Notes.

25 US-DOCS\51573375.10 Section 6.3 Merger, Consolidation or Sale. The Company and the Guarantor may consolidate with, or sell, lease or convey all or substantially all of our respective assets to, or merge with or into, any other entity, provided that the following conditions are met: (a) the Company or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than Company or the Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of principal of, and premium, if any, and interest, on, all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture and the Registration Rights Agreement; (b) immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (c) an Officer’s Certificate covering these conditions shall be delivered to the Trustee. In the case of any such consolidation, sale, conveyance or merger, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, the Company or the Guarantor, as the case may be, under the Indenture and, subject to the terms of the Indenture, the Company or the Guarantor, as the case may be, will be released from their respective obligations under the Indenture. Section 6.4 Payment of Taxes and Other Claims. The Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any of its Subsidiaries or upon the Guarantor’s or any such Subsidiary’s income, profits or property and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Guarantor’s or any such Subsidiary’s property; provided, however, that the Guarantor will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Section 6.5 Provision of Financial Information. Whether or not we or the Guarantor is subject to Section 13 or 15(d) of the Exchange Act, the Guarantor will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that the Guarantor would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the “Financial Statements”) if the Guarantor were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Guarantor would have been required so to file such documents if the Guarantor were so subject. The Guarantor will also in any event (1) within 15 days of each Required Filing Date (a) transmit by mail or electronic transmittal to all Holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports, quarterly reports and other documents that the Guarantor is required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Guarantor were subject to such sections, and (b) furnish to the Trustee copies of annual reports, quarterly reports and other documents that the Guarantor would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Guarantor were subject to such sections; provided that the foregoing transmittal and furnishing requirements will be deemed satisfied if the foregoing reports and documents are available on the SEC’s EDGAR system or on the Guarantor’s website within the applicable time period specified above, and (2) if filing such documents by the Guarantor with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein,

26 US-DOCS\51573375.10 including our compliance with any of the covenants thereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate). The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such report. For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders and prospective Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Section 6.6 Maintenance of Properties. The Guarantor will cause all of its properties used or useful in the conduct of the Guarantor’s business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Guarantor’s and its Subsidiaries’ properties, all as in the Guarantor’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Guarantor and its Subsidiaries will not be prevented from selling or otherwise disposing for value the Guarantor’s or its Subsidiaries’ properties in the ordinary course of business. Section 6.7 Insurance. The Guarantor will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability. ARTICLE VII DEFAULTS AND REMEDIES Sections 7.1 and 7.2 hereof shall replace Sections 6.1 and 6.2 of the Base Indenture with respect to the Notes only. Section 7.1 Events of Default. “Event of Default,” wherever used herein or in the Base Indenture with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) default for 30 days in the payment of any installment of interest under the Notes; (b) default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable; (c) the Guarantee is not (or is claimed by the Guarantor in writing to the Trustee not to be) in full force and effect (other than in accordance with the terms of the Indenture) with respect to the Notes; (d) failure by the Company or the Guarantor to comply with any of the Company’s or the Guarantor’s respective other agreements in the Notes or this First Supplemental Indenture with respect to the Notes upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Company’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice; (e) failure to pay any Debt (other than Non-Recourse Debt) (a) of the Company’s or the Guarantor’s, any Subsidiary in which the Company or the Guarantor has invested at least $50,000,000 in capital (a “Significant Subsidiary”) or any entity in which the Company is the general partner or managing member, and (b) in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any

27 US-DOCS\51573375.10 applicable grace period, which Debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding); or (f) the Company, the Guarantor or any Significant Subsidiary pursuant to or under or within meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor or a Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Company, the Guarantor or a Significant Subsidiary; or (ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, the Guarantor or a Significant Subsidiary; or (iii) consents to the appointment of a custodian of it or for all or substantially of its property; or (iv) makes a general assignment for the benefit of creditors; or (g) an involuntary case or other proceeding shall be commenced against the Company, the Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor or a Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Company, the Guarantor or a Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company, the Guarantor or any of Significant Subsidiary in an involuntary case or proceeding; (ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Company, the Guarantor or a Significant Subsidiary; or (iii) orders the liquidation of the Company, the Guarantor or a Significant Subsidiary; , in each case in this clause (g), the order or decree remains unstayed and in effect for thirty (30) calendar days. The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. Section 7.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing (other than an Event of Default referred to in Sections 7.1(f), 7.1(g) or 7.1(h), which shall result in an automatic acceleration), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) ), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 7.1(f), 7.1(g) or 7.1(h) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

28 US-DOCS\51573375.10 At any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.13 of the Base Indenture, if: (a) the Company or the Guarantor has deposited with the Trustee all required payments of the principal of, and premium, if any, and interest on, the Notes, plus the reasonable compensation and reimbursement for the Trustee’s expenses, disbursements and advances pursuant to Section 7.7 of the Base Indenture; and (b) all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium, if any, and interest on, the Notes that have become due solely because of such acceleration, have been cured or waived. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.3 of the Base Indenture and the steps to be taken to cure such Event of Default. ARTICLE VIII AMENDMENTS AND WAIVERS Sections 8.1 and 8.2 hereof shall replace Sections 9.1 and 9.2 of the Base Indenture with respect to the Notes only. Section 8.1 Without Consent of Holders. The Company, when authorized by resolutions of the board of managers of the General Partner and the board of directors of the Guarantor, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes: (a) to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any material respect; (b) to evidence a successor to the Company as obligor or to the Guarantor as guarantor under the Indenture; (c) to make any change that does not adversely affect the interests of the Holders of any Notes then outstanding; (d) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; (e) to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (f) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (g) to reflect the release of the Guarantor as guarantor, in accordance with the Indenture; (h) to secure the Notes; (i) to add guarantors with respect to the Notes; and (j) to conform the text of the Indenture, any Guarantee or the Notes to any provision of the description thereof set forth in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of the Indenture, such Note Guarantee or the Notes (as certified in an Officer’s Certificate). Upon the written request of the Company, accompanied by a copy of the resolutions of the

29 US-DOCS\51573375.10 board of managers of the General Partner and the board of directors of the Guarantor, in each case, certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise. Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.2. Section 8.2 With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected: (a) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the rate of or extend the time for payment of interest (including default interest) on the Notes; (c) reduce the principal of or premium, if any, on or change the Stated Maturity of the Notes; (d) waive a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (e) make the principal of or premium, if any, or interest on the Notes payable in any currency other than that stated in the Notes; (f) make any change in Section 6.8 of the Base Indenture, 6.13 of the Base Indenture or Section 8.2(f) of this First Supplemental Indenture (this sentence); (g) waive a redemption payment with respect to the Notes; or (h) release the Guarantor other than as provided in the Indenture or modify the Guarantee in any manner adverse to the Holders. Upon the written request of the Company, accompanied by a copy of the resolutions of the board of managers of the General Partner and the board of directors of the Guarantor, in each case, certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. In executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel or an Officer’s Certificate or both stating that the execution of such supplemental indenture is authorized or permitted by the Indenture, that all conditions precedent to the execution of such supplemental indenture have been complied with, and that the supplemental indenture is a legal, valid and binding obligation of the Company and the Guarantor as applicable, enforceable against it in accordance with its terms.

30 US-DOCS\51573375.10 It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. ARTICLE IX MEETINGS OF HOLDERS OF NOTES Section 9.1 Purposes for Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article IX to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by the Indenture to be made, given or taken by Holders. Section 9.2 Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 9.1, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 10.2 of the Base Indenture, not less than 21 nor more than 180 days prior to the date fixed for the meeting. (b) In case at any time the Company, the Guarantor or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Guarantor, if applicable, or the Holders in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 9.2. Section 9.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder of one or more outstanding Notes, or (b) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders; provided, that none of the Company, any other obligor upon the Notes or any Affiliate of the Company shall be entitled to vote at any meeting of Holders or be counted for purposes of determining a quorum at any such meeting in respect of any Notes owned by such persons. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Company and its counsel. Section 9.4 Quorum; Action. The persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned

31 US-DOCS\51573375.10 meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum. Except as limited by the proviso to Section 8.2, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes. Any such resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 9.4 shall be binding on all the Holders, whether or not such Holders were present or represented at the meeting. Section 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.2(b), in which case the Company, the Guarantor or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting. (c) At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy. (d) Any meeting of Holders duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice. Section 9.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and, if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

32 US-DOCS\51573375.10 ARTICLE X MISCELLANEOUS PROVISIONS Section 10.1 Evidence of Compliance with Conditions Precedent, Certificates to Trustee. This Section 10.1 shall replace Sections 10.4 and 10.5 of the Base Indenture with respect to the Notes only. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of the Indenture, the Company shall furnish to the Trustee an Officer’s Certificate in a form reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel in a form reasonably acceptable to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with. The Officer’s Certificate or Opinion of Counsel provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include: (1) a statement that the person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such Officer’s Certificate or Opinion of Counsel is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials. Section 10.2 No Recourse Against Others. This Section 10.2 shall replace Section 10.8 of the Base Indenture with respect to the Notes only. Except as otherwise expressly provided in Article V of this First Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article IV) or premium, if any, or interest on any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this First Supplemental Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the Company or any of the Company’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the Notes. Section 10.3 Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this First Supplemental Indenture by the TIA, such required or deemed provision shall control. Section 10.4 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE BASE INDENTURE, FIRST SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Section 10.5 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The

33 US-DOCS\51573375.10 exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 10.6 Successors. All agreements of the Company and the Guarantor in this First Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor. Section 10.7 Severability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 10.8 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof. Section 10.9 Ratifications. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. Section 10.10 Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof. Section 10.11 The Trustee. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Company. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in TIA Section 311(b), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and the Indenture.

A-1 US-DOCS\51573375.10 EXHIBIT A SPIRIT REALTY, L.P. THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-2 US-DOCS\51573375.10 SPIRIT REALTY, L.P. 4.450% NOTES DUE 2026 Certificate No. [ ] CUSIP No.: [ ] ISIN: [ ] $[ ] Spirit Realty, L.P., a Delaware limited partnership (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [ ] MILLION DOLLARS ($[ ])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on September 15, 2026 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2017 to the Holder in whose name the Note is registered in the security register on the preceding March 1 or September 1, whether or not a Business Day, as the case may be, in accordance with the terms of the Indenture. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the person entitled thereto; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture. IN WITNESS WHEREOF, the Company has caused this Note to be duly executed. Dated: August 18, 2016 SPIRIT REALTY, L.P. By: Spirit General OP Holdings, LLC, Its Sole General Partner By: Name: Title:

A-3 US-DOCS\51573375.10 TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes described in the within-named Indenture. : [ ], 20[ ] U.S. BANK NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory

A-4 US-DOCS\51573375.10 [FORM OF REVERSE SIDE OF NOTE] SPIRIT REALTY, L.P. 4.450% NOTES DUE 2026 This Note is one of a duly authorized issue of Securities of the Company, designated as its 4.450% Notes due 2026 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of August 18, 2016 (herein called the “Base Indenture”), among the Company, the Guarantor and U.S. Bank National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 18, 2016 (herein called the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture. If an Event of Default (other than an Event of Default specified in Sections 7.1(f), 7.1(g) and 7.1(h) of the First Supplemental Indenture with respect to the Company) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 7.1(f), 7.1(g) and 7.1(h) of the First Supplemental Indenture occurs with respect to the Company, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 8.2 of the First Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Notes are issuable in fully registered form, without coupons, in denominations of $2,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations. The Company shall have the right to redeem the Notes under certain circumstances as set forth in Section 4.1, Section 4.2 and Section 4.3 of the First Supplemental Indenture. The Notes are not subject to redemption through the operation of any sinking fund. Except as expressly provided in Article V of the First Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price (as defined in Section 4.1 of the First Supplemental Indenture) upon redemption pursuant to Article IV of the First Supplemental Indenture) or any premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

A-5 US-DOCS\51573375.10 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: Your Signature: (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-6 US-DOCS\51573375.10 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE * The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in principal amount at maturity of this Global Note Amount of increase in principal amount at maturity of this Global Note Principal amount at maturity of this Global Note following such decrease (or increase) Signature of authorized officer of Trustee or Custodian * This schedule should be included only if the Note is issued in global form.

A-7 US-DOCS\51573375.10 FORM OF CERTIFICATE OF TRANSFER Spirit Realty, L.P. 2727 North Harwood Street, Suite 300 Dallas, Texas 75201 Attention: Investor Relations U.S. Bank National Association 100 Wall Street, 16th Floor New York, New York 10005 Attention: Corporate Trust Services Re: 4.450% Senior Notes Due 2026 Reference is hereby made to the Indenture, dated as of August 18, 2016, between Spirit Realty, L.P., as issuer (the “Company”) and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of August 18, 2016, among the Company, the Guarantor party thereto and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1.  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 2.  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 3.  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in

A-8 US-DOCS\51573375.10 accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one): (a)  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; OR (b)  such Transfer is being effected to the Company or a subsidiary thereof; OR (c)  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; OR (d)  such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act. 4.  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note. (a)  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (b)  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (c)  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

A-9 US-DOCS\51573375.10 This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: _______________________

A-10 US-DOCS\51573375.10 ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a)  a beneficial interest in the. (i)  144A Global Note (CUSIP _________), or (ii)  Regulation S Global Note (CUSIP _________), or (b)  a Restricted Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a)  a beneficial interest in the: (i)  144A Global Note (CUSIP _________), or (ii)  Regulation S Global Note (CUSIP _________), or (iii)  Unrestricted Global Note (CUSIP _________); or (b)  a Restricted Definitive Note; or (c)  an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

A-11 US-DOCS\51573375.10 FORM OF CERTIFICATE OF EXCHANGE Spirit Realty, L.P. 2727 North Harwood Street, Suite 300 Dallas, Texas 75201 Attention: Investor Relations U.S. Bank National Association 100 Wall Street, 16th Floor New York, New York 10005 Attention: Corporate Trust Services Re: 4.450% Senior Notes Due 2026 (CUSIP ____________) Reference is hereby made to the Indenture, dated as of August 18, 2016, between Spirit Realty, L.P., as issuer (the “Company”) and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of August 18, 2016, among the Company, the Guarantor party thereto and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that: 1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note (a)  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (b)  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (c)  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (d)  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities

A-12 US-DOCS\51573375.10 Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes (a)  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. (b)  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  144A Global Note,  Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: ______________________

A-13 US-DOCS\51573375.10 FORM OF CERTIFICATE FROM TRANSFEREE Spirit Realty, L.P. 2727 North Harwood Street, Suite 300 Dallas, Texas 75201 Attention: Investor Relations U.S. Bank National Association 100 Wall Street, 16th Floor New York, New York 10005 Attention: Corporate Trust Services Re: 4.450% Senior Notes Due 2026 Reference is hereby made to the Indenture, dated as of August 18, 2016, between Spirit Realty, L.P., as issuer (the “Company”) and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of August 18, 2016, among the Company, the Guarantor party thereto and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed purchase of $____________ aggregate principal amount of: (a)  a beneficial interest in a Global Note, or (b)  a Definitive Note, we confirm that: 1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”). 2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person that we reasonably believe is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); (D) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act; or (E) under any other available exemption from the registration requirements of the Securities Act. 3. We understand that, prior to any transfer of the Notes pursuant to clause (E) of paragraph 2, we will be required to furnish to the Company such legal opinions as the Company may require and may rely upon to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We understand that we may also be required to furnish to you and the Company such certifications and other information as you or the Company may require and may rely upon to confirm that any transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. 4. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. 5. We are not acquiring the Notes with a view towards any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and on behalf of which we have the full power to make the foregoing acknowledgments, representations and agreements.

A-14 US-DOCS\51573375.10 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We understand that you and the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agree that, if any of the foregoing acknowledgments, representations and agreements is no longer accurate, we will promptly notify you and the Company of such inaccuracy. [Insert Name of Transferee] By: Name: Title: Dated: _______________________